Exhibit 99.1

Sarepta Investor and Media Contact:

Erin Cox

425.354.5140

ecox@sareptatherapeutics.com

Sarepta Therapeutics Announces At-the-Market Equity Offering

CAMBRIDGE, MA, September 4, 2012 — Sarepta Therapeutics, Inc. (NASDAQ: SRPT), a developer of innovative RNA-based therapeutics, entered into an At-the-Market (ATM) equity offering sales agreement with Citadel Securities LLC on September 4, 2012, under which Sarepta may, from time to time, offer and sell shares of its common stock having an aggregate value of up to $40 million through Citadel. Sarepta expects to use any proceeds from this offering for general corporate purposes, including the continued development of eteplirsen and other product candidates.

Under the ATM equity offering sales agreement, sales of common stock, if any, through Citadel, will be made by means of ordinary brokers’ transactions, in privately negotiated transactions, or otherwise, at market prices prevailing at the time of sales, prices related to prevailing market prices or negotiated prices.

The common stock will be offered under the company’s existing effective shelf registration statement (including a prospectus) filed with the Securities and Exchange Commission. A prospectus supplement related to the offering has been filed with the Securities and Exchange Commission. Any offer, solicitation or sale will be made only by means of the prospectus supplement and the accompanying prospectus. Current and potential investors should read the prospectus in the registration statement, and the prospectus supplement relating to the at-the-market offering and other documents the company has filed with the SEC for more complete information about Sarepta and the at-the-market offering program.

A copy of the prospectus supplement and accompanying prospectus relating to these securities may be obtained by contacting Citadel Securities LLC, 601 Lexington Avenue, 28th Floor, New York, NY 10003, or by calling 212-651-7651, or 877-219-5193 (toll free).

This press release does not constitute an offer to sell or a solicitation of an offer to buy, nor may there be any sale of Sarepta’s common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any state or jurisdiction.

About Sarepta Therapeutics

Sarepta Therapeutics is focused on developing RNA-based therapeutics to improve and save the lives of people affected by serious and life-threatening rare and infectious diseases. Sarepta’s diverse pipeline includes its lead program eteplirsen, for Duchenne muscular dystrophy, as well as potential treatments for some of the world’s most lethal infectious diseases.

Forward-Looking Statements and Information

This news release contains forward-looking statements regarding the company’s offering from time to time of common stock and the associated use of proceeds, and is based on the company’s current expectations and judgment. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible” and similar expressions are intended to identify forward-looking statements.

These forward-looking statements involve risks and uncertainties, many of which are beyond Sarepta’s control. Known risk factors include, among others: clinical trials may not demonstrate safety and efficacy of any of Sarepta’s drug candidates and/or Sarepta’s antisense-based technology platform; development of any of Sarepta’s drug candidates may not result in funding from the U.S. government in the anticipated amounts or on a timely basis, if at all; and any of Sarepta’s drug candidates may fail in development, may not receive required regulatory approvals, or be delayed to a point where they do not become commercially viable.

Any of the foregoing risks could materially and adversely affect Sarepta’s business, results of operations and the trading price of Sarepta’s common stock. For a detailed description of risks and uncertainties Sarepta faces, you are encouraged to review the official corporate documents filed with the Securities and Exchange Commission. Sarepta does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.